UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 27, 2021 (May 26, 2021)
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of Principal Executive Offices)			(Zip Code)
(844) 848-0137
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of DENTSPLY SIRONA Inc. was held on May 26, 2021. The following matters were voted upon at the Annual Meeting, with the results indicated:

1.Election of ten directors to serve a one-year term and until his or her successor is duly elected and qualified.

	Director	For	Against	Abstain	Broke Non-Votes
1a.	Eric K. Brandt	178,802,673	13,497,284	1,447,469	6,718,632
1b.	Donald M. Casey Jr.	193,291,649	315,908	139,869	6,718,632
1c.	Willie A. Deese	189,040,040	4,635,518	71,868	6,718,632
1d.	Betsy D. Holden	184,072,146	9,605,836	69,444	6,718,632
1e.	Clyde R. Hosein	193,349,281	243,736	154,409	6,718,632
1f.	Arthur D. Kowaloff	191,221,796	2,442,492	83,138	6,718,632
1g.	Harry M. Jansen Kraemer Jr.	191,979,616	1,240,009	527,801	6,718,632
1h.	Gregory T. Lucier	190,374,101	2,925,483	447,842	6,718,632
1i.	Leslie F. Varon	190,184,675	3,512,095	50,656	6,718,632
1j.	Janet S. Vergis	192,518,579	1,160,339	68,508	6,718,632

2.Ratification of Appointment of PricewaterhouseCoopers LLP as DENTSPLY SIRONA Inc.'s independent registered public accounting firm for 2021.

For	Against	Abstain	Broker Non-Votes
188,757,435	11,661,816	46,807	0

3.Non-binding advisory vote on the Company's executive compensation.

For	Against	Abstain	Broker Non-Votes
178,929,596	14,230,773	587,057	6,718,632

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            DENTSPLY SIRONA Inc.

By:	/s/ Keith J. Ebling
Keith J. Ebling
Executive Vice President, General Counsel and Secretary

Date: May 27, 2021